Exhibit 99.1

NEWS RELEASE
www.vocaltec.com
magicJack Reports Fourth Quarter and Full Year 2017 Financial Results

•	Total net revenues of $88.0 million during FY17
•	FY17 GAAP operating loss of $28.2 million, Adjusted EBITDA of $20.1 million
•	FY17 GAAP diluted EPS of $(1.55), non-GAAP diluted EPS of $1.12
•	Cash and cash equivalents of $52.6 million and no debt as of December 31, 2017

West Palm Beach, Fla. and Netanya, Israel, March 16, 2018 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications and UCaaS company, today announced financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Financial Highlights:

–
Net revenues: Total net revenues for the fourth quarter of 2017 were $20.8 million. Net revenues from the sales of magicJack devices were $2.4 million and access rights renewal revenues were $12.6 million, and accounted for 61% of total net revenues. Prepaid minute revenues were $1.0 million and access and wholesale charges were $0.8 million during the quarter. Broadsmart Global, Inc. contributed $2.5 million in revenues to the fourth quarter of 2017. Other revenue items contributed the remaining $1.5 million of total net revenues during the fourth of 2017.

–
Operating Income: GAAP operating income for the fourth quarter of 2017 was $1.3 million, which included $2.7 million in net charges primarily related to non-recurring professional and legal costs, provision for closure of our distribution warehouse, and executive management transition expenses and severance expenses.

–	Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of 2017 was $5.6 million.

–
Net Loss: GAAP net loss attributable to common shareholders for the fourth quarter of 2017 was $2.8 million or $0.17 GAAP diluted net loss per share based on 16.1 million weighted-average diluted ordinary shares outstanding. GAAP net loss included the aforementioned items under the Operating Income section above, as well as a $6.4 million impact from the following tax-related items:

•	$6.1 million initial estimated impact from change in the U.S. federal income tax rate, which resulted in the Company revaluing its deferred tax assets and lowering their value;
•	$1.0 million increase to uncertain tax positions;
•	$0.4 million increase in our tax valuation allowance;
•	$(1.0) million revaluation of the Israel net operating loss carryforwards; and
•	$(0.1) million increase to deferred tax assets related to expiration and forfeiture of stock options and restricted stock awards.

–
Non-GAAP net income: Non-GAAP net income attributable to common shareholders for the fourth quarter of 2017 was $7.0 million or $0.43 non-GAAP net income per diluted share based on 16.1 million weighted-average diluted ordinary shares outstanding.

–
Cash: As of December 31, 2017, magicJack VocalTec had cash and cash equivalents of $52.6 million and no debt. During the fourth quarter of 2017, the company generated $1.7 million in net cash provided by operating activities, which reflects the impact of $1.5 million in costs related to the strategic process, approximately $0.7 million paid for renewal of certain annual insurance policies, and $0.3 million in payments related to executive management transition payments.

Full Year 2017 Financial Highlights:

–
Net revenues: Total net revenues for the full year 2017 were $88.0 million. Net revenues from the sales of magicJack devices were $10.4 million and access rights renewal revenues were $51.9 million, and accounted for 59% of total net revenues. Prepaid minute revenues were $4.4 million and access and wholesale charges were $3.8 million during the full year 2017. Broadsmart Global, Inc. contributed $10.9 million in revenues to the full year 2017. Other revenue items contributed the remaining $6.6 million of total net revenues during the full year 2017.

–	Operating loss: GAAP operating loss for the full year 2017 was $28.2 million, which included the following:

•	$31.5 million one-time charge related to Broadsmart consisting of a $19.8 million write-down in asset carrying valued grossed up for the associated tax benefit;
•
$4.8 million in non-recurring legal costs, professional fees, legal settlements and consideration adjustment related to the ongoing sale process, shareholder proxy dispute costs and legal dispute with Broadsmart founders;

•	$3.1 million severance and senior management transition expenses; and
•
$1.5 million in non-recurring items including impairment of certain assets, write-down of inventory components, provision for restructuring related to closures of two locations, and certain tax matters.

–	Adjusted EBITDA: Adjusted EBITDA for the full year 2017 was $20.1 million.

–
Net loss: GAAP net loss attributable to common shareholders for the full year 2017 was $25.0 million or $1.55 GAAP net loss per diluted share based on 16.1 million weighted-average diluted ordinary shares outstanding. GAAP net loss included items described under the Operating loss section above, as well as a $(0.9) million impact from certain tax-related items.

–
Non-GAAP net income: Non-GAAP net income attributable to common shareholders for the full year of 2017 was $18.0 million or $1.12 non-GAAP net income per diluted share based on 16.1 million weighted-average diluted ordinary shares outstanding.

–	Cash: During the full year 2017, the company generated $2.0 million in net cash provided by operating activities, which reflects the impact of the following items:

•	$3.7 million in payments related to severances, executive transition payments, and executive sign-on bonuses
•	$3.0 million estimated U.S. federal tax payment;
•	$1.8 million in non-recurring legal and professional fees related to the sale process;
•	$1.0 million in payments of expenses associated with the proxy dispute;
•	$2.0 million received from escrow related to the acquisition of Broadsmart Global, Inc.; and
•	$1.0 million received from a dispute settlement.

A reconciliation of GAAP to non-GAAP measures has been provided in the tables included below in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Additional Fourth Quarter 2017 and Recent Highlights:

–	As of December 31, 2017, magicJack had an estimated 1.95 million active MJ subscribers, which are defined as device users that are under an active subscription contract.

–	magicJack activated 78,000 subscribers during the fourth quarter of 2017. Activations are defined as devices that become activated on to a subscription contract during a given period.

–	During the quarter ended December 31, 2017, magicJack’s average monthly churn was 2.3%.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 11 million award-winning magicJack devices, which is now in its fifth generation, has millions of downloads of its free calling apps, and holds more than 30 technology patents.

Broadsmart, a leading hosted UCaaS (Unified Communication as a Service) provider for medium-to-large multi-location enterprise customers, is a division of magicJack VocalTec Ltd. Broadsmart has a track record of designing, provisioning and delivering complex UCaaS solutions to blue chip corporate customers on a nationwide basis. Broadsmart has expertise in servicing enterprises with hundreds-to-thousands of locations.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter
Investor Relations
561-749-2255
ir@vocaltec.com

Non-GAAP Measures

The Non-GAAP measures shown in this release exclude various items detailed further below.

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magicJack defines non-GAAP adjusted EBITDA as GAAP operating income (loss) excluding: depreciation and amortization, share-based compensation, impairment of intangible assets, asset impairment, consideration adjustment / gain on mark-to-market, transaction related expenses, proxy contest related expenses, severance and senior management transition expenses, write-down of inventory components and other items.

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magicJack defines non-GAAP net income as GAAP net (loss) income attributable to common shareholders excluding: share-based compensation, impairment of intangible assets, asset impairment, consideration adjustment / gain on mark-to-market, transaction related expenses, proxy contest related expenses, severance and senior management transition expenses, write-down of inventory components, other items and tax related items.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data) (Unaudited)
	Quarter	Quarter	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	31-Dec-17	31-Dec-16	31-Dec-17	31-Dec-16
Net revenues	$20,758	$23,826	$87,993	$97,398
Cost of revenues	7,491	9,178	32,938	36,734
Gross profit	13,267	14,648	55,055	60,664
Operating expenses:
Marketing	1,822	3,426	8,282	9,085
General and administrative	8,726	8,997	38,425	33,327
Research and development	1,458	1,538	5,896	5,199
Impairment of intangible assets and goodwill	-	500	31,527	998
Consideration adjustment / gain on mark-to-market	-	300	(894)	(1,700)
Total operating expenses	12,006	14,761	83,236	46,909
Operating income (loss)	1,261	(113)	(28,181)	13,755
Other income (expense):
Interest and dividend income	58	5	123	26
Other (expense) income	(6)	5	(34)	(6)
Total other income	52	10	89	20
Income (loss) before income taxes	1,313	(103)	(28,092)	13,775
Income tax expense (benefit)	4,065	1,312	(3,129)	8,719
Net (loss) income	(2,752)	(1,415)	(24,963)	5,056
Net loss attributable to noncontrolling interest	-	154	-	635
Net (loss) income attributable to common shareholders	$(2,752)	$(1,261)	$(24,963)	$5,691

(Loss) earnings per ordinary share:
Basic	$(0.17)	$(0.08)	$(1.55)	$0.36
Diluted	$(0.17)	$(0.08)	$(1.55)	$0.35
Weighted average ordinary shares outstanding:
Basic	16,125	15,902	16,088	15,815
Diluted	16,125	16,113	16,088	16,064

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CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands)
(Unaudited)

	As of	As of
	31-Dec-17	31-Dec-16
ASSETS
Current Assets
Cash and cash equivalents	$52,638	$52,394
Investments, at fair value	369	447
Accounts receivable, net	2,428	3,171
Inventories	1,880	4,441
Deferred costs	1,936	2,319
Prepaid income taxes	2,016	527
Receivable from earnout escrow	-	2,000
Deposits and other current assets	1,874	1,970
Total current assets	63,141	67,269

Property and equipment, net	2,772	3,805
Intangible assets, net	10,190	28,854
Goodwill	32,304	47,185
Deferred tax assets	31,726	26,568
Deposits and other non-current assets	909	836
Total Assets	$141,042	$174,517

LIABILITIES AND CAPITAL EQUITY
Current Liabilities
Accounts payable	$3,199	$2,790
Income tax payable	-	1,527
Accrued expenses and other current liabilities	6,454	8,426
Deferred revenue, current portion	42,243	48,507
Total current liabilities	51,896	61,250

Deferred revenue, net of current portion	38,797	44,201
Other non-current liabilities	13,787	10,866
Total Capital Equity	36,562	58,200
Total Liabilities and Capital Equity	$141,042	$174,517

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)
	Twelve Months	Twelve Months
	Ended	Ended
	31-Dec-17	31-Dec-16
Cash flows from operating activities:
Net (loss) income	$(24,963)	$5,056
Provision for doubtful accounts and billing adjustments	-	203
Share-based compensation	3,042	4,220
Depreciation and amortization	4,374	4,733
Impairment of intangible assets	31,527	998
Increase (decrease) of uncertain tax position	2,628	(315)
Deferred income tax (benefit) provision	(4,605)	4,418
Consideration adjustment / gain on mark-to-market	-	(1,700)
Loss on sale of assets	243	-
Changes in operating assets and liabilities, net of business acquisitions	(10,219)	(2,363)
Net cash provided by operating activities	2,027	15,250
Cash flows from investing activities:
Purchases of investments	-	(80)
Proceeds from sales of investments	245	-
Purchases of property and equipment	(611)	(605)
Proceeds from sale of property and equipment	25	-
Acquisition of Broadsmart, net of cash acquired	-	(40,019)
Acquisition of intangible assets	(1,090)	(321)
Net cash used in investing activities	(1,431)	(41,025)
Cash flows from financing activities:
Repurchase of ordinary shares to settle withholding liability	(455)	(430)
Proceeds from exercise of ordinary share options	103	10
Net cash (used in) financing activities	(352)	(420)

Net increase (decrease) in cash and cash equivalents	244	(26,195)
Cash and cash equivalents, beginning of period	52,394	78,589
Cash and cash equivalents, end of period	$52,638	$52,394
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RECONCILIATION OF OPERATING INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(In thousands) (Unaudited)
	Quarter	Quarter	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	31-Dec-17	31-Dec-16	31-Dec-17	31-Dec-16
GAAP Operating income (loss)	$1,261	$(113)	$(28,181)	$13,755
Depreciation and amortization	977	1,223	4,374	4,733
Share-based compensation	989	1,051	3,042	4,220
Impairment of intangible assets	-	500	31,527	998
Asset impairment	-	-	490	-
Consideration adjustment / Gain on mark-to-market	-	300	(894)	(1,700)
Transaction related expenses	-	-	-	799
Proxy contest related expenses	-	519	1,042	1,015
Severance and senior management transition expenses	99	217	3,067	852
Write-down of inventory components	-	-	386	112
Other Items	2,281	40	5,235	535
Non- GAAP Adjusted EBITDA	$5,607	$3,737	$20,088	$25,319

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In thousands)
(Unaudited)	Quarter	Quarter	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	31-Dec-17	31-Dec-16	31-Dec-17	31-Dec-16
GAAP Net (loss) income attributable to common shareholders	$(2,752)	$(1,261)	$(24,963)	$5,691
Share-based compensation	989	1,051	3,042	4,220
Impairment of intangible assets	-	500	31,527	998
Asset impairment	-	-	490	-
Consideration adjustment / Gain on mark-to-market	-	300	(894)	(1,700)
Transaction related expenses	-	-	-	799
Proxy contest related expenses	-	519	1,042	1,015
Severance and senior management transition expenses	99	217	3,067	852
Write-down of inventory components	-	-	386	112
Other Items	2,281	40	5,235	535
Tax related items	6,391	820	(887)	3,982
Non-GAAP Net income	$7,008	$2,186	$18,045	$16,504

GAAP (loss) earnings per ordinary share – Diluted	$(0.17)	$(0.08)	$(1.55)	$0.35
Share-based compensation	0.06	0.07	0.19	0.26
Impairment of intangible assets	-	0.03	1.96	0.06
Asset impairment	-	-	0.03	-
Consideration adjustment / Gain on mark-to-market	-	0.02	(0.06)	(0.11)
Transaction related expenses	-	-	-	0.05
Proxy contest related expenses	-	0.03	0.06	0.06
Severance and senior management transition expenses	0.01	0.01	0.19	0.05
Write-down of inventory components	-	-	0.02	0.01
Other Items	0.14	0.00	0.33	0.03
Tax related items	0.40	0.05	(0.06)	0.25
Non-GAAP Net income per share – Diluted	$0.43	$0.14	$1.12	$1.03

Weighted average ordinary shares outstanding - Diluted:	16,125	16,113	16,088	16,064